Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
FOUR TIMES SQUARE NEW YORK 10036-6522 ———— TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com December 3, 2018

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SJW Group 110 West Taylor Street San Jose, California 95110

Re: SJW Group Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to SJW Group, a Delaware corporation (the “Company”), in connection with the public offering by the Company of 7,762,500 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company (including up to 1,012,500 shares of Common Stock subject to an over-allotment option) (the “Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)    the registration statement on Form S-3 (File No. 333-228548) of the Company relating to the Shares filed on November 26, 2018 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)    the prospectus, dated November 26, 2018 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)    the preliminary prospectus supplement, dated November 26, 2018 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

SJW Group

December 3, 2018

(d)    the prospectus supplement, dated November 28, 2018 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e)    an executed copy of the Underwriting Agreement (the “Underwriting Agreement”), dated November 28, 2018, between the Company and J.P. Morgan Securities LLC, as representative of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Shares;

(f)    an executed copy of a certificate of Suzy Papazian, General Counsel and Corporate Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(g)    a copy of the Company’s Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of November 21, 2018, and certified pursuant to the Secretary’s Certificate;

(h)    a copy of the Company’s bylaws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate; and

(i)    a copy of certain resolutions of the Board of Directors of the Company, adopted on October 24, 2018, and certain resolutions of the Finance Committee thereof, adopted on November 28, 2018, each certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties set forth in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

SJW Group

December 3, 2018

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and when issued and sold in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per Share.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

PMG